EXHIBIT 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated November 17, 2016 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in Kulicke and Soffa Industries, Inc.'s Annual Report on Form 10‑K for the year ended October 1, 2016.

/s/ PricewaterhouseCoopers LLP
Singapore
March 31, 2017